EXHIBIT 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION
     The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of Petrohawk and Mission may have appeared had the businesses actually been combined as of June 30, 2005 (with respect to the balance sheet information using currently available fair value information) or as of January 1, 2004 (with respect to statements of operations information). The unaudited pro forma condensed combined financial information shows the impact of the merger of Petrohawk and Mission on the historical financial position and results of operations under the purchase method of accounting with Petrohawk treated as the acquirer. Under this method of accounting, the assets and liabilities of Mission are recorded by Petrohawk at their estimated fair values as of the date the merger is completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Petrohawk on a pro forma basis, taking into account Petrohawk’s November 23, 2004 acquisition of Wynn-Crosby, with Mission as of and for the six months ended June 30, 2005. The unaudited pro forma condensed combined balance sheet as of June 30, 2005 assumes the merger was completed on that date. The unaudited pro forma condensed combined statements of operations gives effect to the merger with Mission, as if it had been completed on January 1, 2004. The unaudited pro forma condensed combined financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of Petrohawk and Mission.
     The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined and had the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors, been considered. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded upon the effective time of the merger.

Petrohawk Energy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2005

					Petrohawk
	Petrohawk	Mission	Merger		Pro Forma
	Historical	Historical	Adjustments		Combined
		(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,879	$3,054	$142,000	(3)	$8,830
			(137,700	)(3)
			(4,403	)(3)
Accounts receivable	22,541	23,564	—		46,105
Deferred income taxes	2,826	6,558	1,845	(6)	11,229
Receivables from price risk management activities	74	—	—		74
Prepaid expenses and other	3,859	3,350	—		7,209

TOTAL CURRENT ASSETS	35,179	36,526	1,742		73,447

PROPERTY AND EQUIPMENT, AT COST
Oil and gas properties, full cost method
Subject to amortization	492,646	951,724	(951,724	)(2)	916,646
			424,000	(2)
Not subject to amortization	77,605	20,474	(20,474	)(2)	227,605
			150,000	(2)

Other property and equipment	3,742	4,411	—		8,153

	573,993	976,609	(398,198)		1,152,404

Allowance for depreciation, depletion and amortization	(71,798)	(596,349)	596,349	(2)	(71,798)

	502,195	380,260	198,151		1,080,606

Other assets	6,106	7,594	2,803	(3)	9,669
			(6,834	)(3)

Goodwill	—	—	157,474	(2)	157,474

TOTAL ASSETS	$543,480	$424,380	$353,336		$1,321,196

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and other	$25,565	$9,480	$—		$35,045
Current price risk management activities	7,730	18,882	—		26,612
Current portion of long-term debt	500	—	—		500
Other accrued liabilities		33,286	—		33,286

TOTAL CURRENT LIABILITIES	33,795	61,648	—		95,443
Revolving Credit Facility	133,000	29,000	(29,000	)(3)	250,000
			117,000	(3)
Term loan	49,500	25,000	(25,000	)(3)	74,500
			25,000	(3)
Senior 9 7/8% notes, including $11,901 premium	—	130,000	11,091	(3)	141,091
Asset retirement obligation	13,740	35,952	—		49,692
Deferred tax liability	17,005	22,764	(22,764	)(4)	170,619
			153,614	(4)
Price risk management activities	20,637	6,176	—		26,813
Other	7,288	—	—		7,288

STOCKHOLDERS’ EQUITY
Preferred stock	1	—	—		1
Common stock	49	421	(421	)(3)	69
			20	(3)
Additional paid-in capital	300,133	210,480	(210,480	)(3)	537,348
			209,913	(3)
			27,302	(3)
Treasury stock	(36)	(1,937)	1,937	(3)	(36)
Other comprehensive income	—	(15,779)	15,779	(1)	—
Accumulated deficit	(31,632)	(79,345)	79,345	(3)	(31,632)

	268,515	113,840	123,395		505,750

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$543,480	$424,380	$353,336		$1,321,196

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Petrohawk Energy Corporation and Subsidiaries
Unaudited Proforma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2005

					Petrohawk
	Petrohawk	Mission	Merger		Pro Forma
	Historical	Historical	Adjustments		Combined
Revenues:
Oil and natural gas	$68,284	$78,167	$8,505	(1)	$154,956
Other	226	—	—		226

Total revenue	68,510	78,167	8,505		155,182
Costs and expenses:
Lease operating expense	11,409	16,785	—		28,194
Production and other taxes	4,409	5,599	—		10,008
General and administrative	7,504	9,256	(2,010	)(7)	14,750
Stock-based compensation	2,223	—	—		2,223
Depreciation, depletion and amortization	22,124	23,226	(45,350	)(2)	40,867
			40,867	(2)
Accretion of asset retirement obligations	384	842	—		1,226

Total costs and expenses	48,053	55,708	(6,493)		97,268

Income from operations	20,457	22,459	14,998		57,914
Other income (expense):
Net gain (loss) on derivatives	(36,983)	—	(21,604	)(1)	(58,587)
Interest expense	(10,383)	(8,873)	8,873	(5)	(19,105)
			(8,722	)(5)
Interest income (expense) and other	—	(987)	—		(987)

Total other income (expense)	(47,366)	(9,860)	(21,453)		(78,679)

Income (loss) from before income tax	(26,909)	12,599	(6,455)		(20,765)
Income tax benefit (provision)	10,455	(4,661)	(5,794	)(6)	7,891
			7,891	(6)

Net income (loss)	(16,454)	7,938	(4,358)		(12,874)

Preferred dividends	(219)	—	—		(219)

Net income (loss) applicable to common stockholder	$(16,673)	$7,938	$(4,358)		$(13,093)

Basic net income (loss) per common share	$(0.42)				$(0.22)
Diluted net income (loss) per common share	$(0.42)				$(0.22)
Weighted average shares outstanding:
Basic	40,063		19,565	(3)	59,628
Fully Diluted	40,063		19,565	(3)	59,628

See Notes to the Unaudited Proforma Condensed Combined Financial Statements.

Petrohawk Energy Corporation and Subsidiaries
Unaudited Proforma Condensed Combined Statement of Operations
For the Year Ended December 31, 2004

					Petrohawk
	Petrohawk	Mission	Merger		Pro Forma
	Pro Forma	Historical	Adjustments		Combined
Revenues:
Oil and natural gas	$125,542	$128,707	$20,656	(1)	$274,905
Other	446	—	—		446

Total revenue	125,988	128,707	20,656		275,351
Costs and expenses:
Lease operating expense	30,978	29,060	—		60,038
Production and other taxes	1,195	9,400	—		10,595
Gathering, transportation and other	—	346	—		346
Field services	168	—	—		168
General and administrative	10,939	12,751	—		23,690
Stock-based compensation	3,529	4,120	—		7,649
Depreciation, depletion and amortization	38,074	44,229	(82,303	)(2)	82,703
			82,703	(2)
Accretion of asset retirement obligations	593	1,202	—		1,795
Other	491	—	—		491

Total costs and expenses	85,967	101,108	400		187,475

Income from operations	40,021	27,599	20,256		87,876
Other income (expense):
Net gain (loss) on derivatives	3,917	—	(23,940	)(1)	(20,023)
Equity income of non-affiliates	85	—	—		85
Investment income	20	—	—		20
Interest expense	(10,994)	(19,818)	19,818	(5)	(28,546)
			(17,552	)(5)
Interest income (expense) and other	236	(3,067)	—		(2,831)

Total other income (expense)	(6,736)	(22,885)	(21,674)		(51,295)

Income (loss) from before income tax	33,285	4,714	(1,418)		36,581
Income tax benefit (provision)	(12,532)	(1,765)	14,297	(6)	(13,901)
			(13,901	)(6)

Net income (loss)	20,753	2,949	(1,022)		22,680

Preferred dividends	(445)	—	—		(445)

Net income (loss) applicable to common stockholders	$20,308	$2,949	$(1,022)		$22,235

Basic net income (loss) per common share	$1.88				$0.73
Diluted net income (loss) per common share	$0.87				$0.49
Weighted average shares outstanding:
Basic	10,809		19,565		30,374
Fully Diluted	23,854		21,937		45,791

See Notes to the Unaudited Proforma Condensed Combined Financial Statements.

Petrohawk Energy Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2004

	Petrohawk	Wynn-Crosby	Petrohawk
	Historical	Adjustments	Pro Forma

	(In thousands)
Revenues:
Oil and natural gas	$33,229	$92,313	$125,542
Other	348	98	446

Total revenue	33,577	92,411	125,988

Costs and Expenses:
Production:
Lease operations	5,692	25,286	30,978
Production and other taxes	2,319	(1,124)	1,195
Gathering, transportation and other	—	—	—
Field services	168	—	168
General and administrative	7,802	3,137	10,939
Stock-based compensation	3,529	—	3,529
Depreciation, depletion and amortization	9,231	28,843	38,074

Accretion of asset retirement obligations	137	456	593
Other	—	491	491

Total costs and expenses	28,878	57,089	85,967

Income From Operations	4,699	35,322	40,021
Other income (expense):
Net gain (loss) on derivatives	7,441	(3,524)	3,917
Equity income of non-affiliates	—	85	85
Investment income	—	20	20
Interest expense	(3,178)	(7,816)	(10,994)

Interest income and other	284	(48)	236

Total other income (expense)	4,547	(11,283)	(6,736)

Income (loss) before income tax	9,246	24,039	33,285
Income tax provision	(1,129)	(11,403)	(12,532)

Net income (loss)	8,117	12,636	20,753

Preferred dividends	(445)	—	(445)

Net income (loss) applicable to common stockholders	$7,672	$12,636	$20,308

Basic net income per common share			$1.88
Diluted net income per common share			$0.87
Weighted average shares outstanding:
Basic			10,809
Fully Diluted			23,854
See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Data
The unaudited “Petrohawk Pro Forma” financial data has been prepared to give effect to Petrohawk’s acquisition of Wynn-Crosby Energy, Inc. in November 2004. Information under the heading “Merger Adjustments” gives effect to the adjustments related to the acquisition of Mission. The unaudited pro forma consolidated statements are not necessarily indicative of the results of Petrohawk’s future operations.
(1)	To reflect Petrohawk’s recognition of mark-to-market losses associated with derivative liabilities assumed in the merger with Mission. As a result of the business combination, Mission’s costless collars will not qualify for hedge accounting treatment, and, as a result, Petrohawk will continue to recognize mark-to-market gains and losses in future earnings until the collars mature.

(2)	To record the preliminary purchase price allocation to evaluated and unevaluated property and goodwill. These adjustments also adjust depreciation, depletion and amortization expense to give effect to the purchase price allocation using the unit of production method under the full cost method of accounting.

(3)	To record the retirement and issuance of debt and equity instruments, and related costs, in connection with the merger.

(4)	To record the deferred tax position of the combined company, inclusive of the deferred tax gross-up in connection with the merger.

(5)	To adjust interest expense to give effect to the financing activities in connection with the Mission merger.

(6)	To record income tax expense on the combined company results of operations based on a 38% combined federal and state tax rate for the six months ended June 30, 2005 and for the year ended December 31, 2004.

(7)	Consulting and legal fees of approximately $2 million were reported by Mission, in general and administrative expenses through June 30, 2005. These costs are directly attributable to the transaction and have been excluded from the pro forma financial statements as they represent material nonrecurring charges. Mission Resources expects to incur approximately $14.8 million in transaction costs consisting of accounting, consulting and legal fees in addition to costs associated with employee severance.